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                                                                  EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Number 333-09301 on Form S-8, pertaining to the Biopsys Medical, Inc. 1993 Stock Plan, 1996 Director Option Plan and 1996 Employee Stock Purchase Plan, of our report dated August 1, 1996, on the financial statements of Biopsys Medical, Inc. appearing in this Annual Report on Form 10-K of Biopsys Medical, Inc. for the year ended June 30, 1996.



DELOITTE & TOUCHE LLP

Costa Mesa, California
September 27, 1996